                                                                    EXHIBIT 10.7

                             THE DOCUMENT COMPANY
                                     XEROX

                                   SUBLEASE



     THIS SUBLEASE, dated for reference purposes the 1st first day of November, 1999 by and between XEROX CORPORATION, a New York corporation, having its principal office at 800 Long Ridge Road, Stamford, Connecticut 06904 (hereinafter referred to as "Sublandlord") and Noosh,Inc, a California Corporation, having its principal office at 3401 Hillview Avenue, Palo Alto, California 94304(hereinafter referred to as "Subtenant"), as a sublease under a certain Lease as described below.


                                  WITNESSETH:


     WHEREAS, the Board of Trustees of the Leland Stanford Junior University ("Stanford") and HTC VENTURE, a California General Partnership and predecessor in interest to SPIEKER PROPERTIES (hereinafter referred to as "Landlord") entered into a certain ground lease ("Ground Lease") pursuant to that certain Extension, Amendment, Assignment, Assumption and Consent to Assignment of Lease dated November 17, 1989, whereby Landlord leased from Stanford that certain parcel of land located in Palo Alto, California, commonly known as 3400 Hillview Avenue.

     WHEREAS, Landlord and Sublandlord entered into a lease dated the 1st day of March, 1990, as amended by First Amendment to Lease dated October 23,1990, as supplemented by Consent to Sublease dated October 26, 1990, Acknowledgment of Lease Assignment, Estoppel, Subordination, Non-Disturbance and Attornment Agreement dated December 19, 1990, Consent to First Amendment of Lease dated December 20, 1990, and as further amended by Second Amendment to Lease dated October 21,1991, Letter Agreement dated November 25, 1991, and Consent to Second Amendment of Lease dated February 11, 1992 (said Lease, as so amended and supplemented, hereinafter referred to as the "Master Lease"), whereby Landlord leased to Sublandlord the Demised Premises, as described in the Master Lease, a copy of which Master Lease is attached hereto as Exhibit A.

     WHEREAS, Sublandlord desires to lease to Subtenant and Subtenant desires to lease from Sublandlord a certain portion of the Demised Premises.

                                       1.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, each paid in hand to the other, the receipt and sufficiency whereof is hereby acknowledged, Sublandlord and Subtenant do hereby agree as follows:

1.   DESCRIPTION OF BUILDING
     -----------------------

     Sublandlord leases to Subtenant and Subtenant hires from Sublandlord 8,942 rentable square feet, as shown on Exhibit B attached hereto (hereinafter referred to as the "Subleased Premises"), located in the building known as Building #3 located at 3400 Hillview Ave, in the City of Palo Alto, State of California.

2.   TERM
     ----

     The term of the Sublease shall be for a period commencing on the later to occur of: (i) Sublandlord's delivery of possession and (ii) January 1, 2000 (the "Commencement Date") and ending on December 29, 2001.

     Notwithstanding anything to the contrary contained herein, if Sublandlord has not delivered the Subleased Premises substantially completed to Subtenant on or before February 1, 2000, then Subtenant shall have the right thereafter to cancel this Sublease, and upon such cancellation, Sublandlord shall return all sums theretofore deposited by Subtenant with Sublandlord, and neither part shall have any further liability to the other.

     Subtenant shall have the right to enter the Subleased Premises prior to January 1, 2000 to take reasonable preparatory measures for its occupancy of the Subleased Premises, including, without limitation, the installation its trade fixtures, furnishings, and telephone and computer equipment. Such entry shall be subject to all of the terms and conditions of this Sublease, except that Subtenant shall not be required to pay any Rent or Additional Rent on account thereof, during this period Subtenant must be escorted by a Xerox employee.

3.   RENT
     ----

     Subtenant agrees to pay Sublandlord as rent ("Rent") hereunder the following:


     From January 1,2000  to  December 31,2000 $40,239.00/month
     From January 1,2001  to  December 29,2001 $40,239.00/month

     The monthly Rent is to be paid in advance on the first day of each month during the Sublease term. If the Sublease commences or expires on a date other than the first or last day of a month, the Rent for that month shall be

                                       2.

prorated. All payments shall be made to Xerox Corporation, Attention: XSERV Lease Administration, 800 Long Ridge Road, Post Office Box 1600, Stamford, CT 06904, or to such other person or place as may be designated by Xerox Corporation in writing.

     Sublandlord and Subtenant acknowledge that the Rent specified herein does not provide for charges in Common Area Maintenance, Real Estate Taxes and Insurance, as defined in the Rider attached to said Master Lease and incorporated herein by reference (the "Rider"), which may hereafter pertain to the Subleased Premises or janitorial, building maintenance and repair, landscaping, security, or electricity. Therefore Subtenant shall pay in addition to the monthly installments of the annual Rent, as Additional Rent, its pro-rata share of actual cost in Common Area Maintenance, Real Estate Taxes and Insurance in the manner set forth in the Rider. Subtenant's pro-rata share ("Pro Rata Share") shall equal 4.3%.

     Expenses to the extent actually paid by Sublandlord for the Premises under the Master Lease ( including the Subleased Premises) and not included as Additional Expenses under the Master Lease:

     a.   normal and customary common area maintenance and repair

     Notwithstanding the foregoing or anything to the contrary in this Sublease, Subtenant shall not be required to pay any Addition Rent, or to perform any obligation that is (i) fairly allocable to any period of time prior to the Commencement Date or following the expiration or sooner termination of the Sublease (for any reason other than Subtenant's default, (ii) fairly allocable to any portion of the Master Premises other than the Subleased Premises, (iii) payable as a result of a default by Sublandlord of any of its obligations under the Master Lease, or as a result of the negligence or willful misconduct of Sublandlord or any of its agents, employees or contractors, or (iv) are incurred for the sole benefit of Sublandlord.

     Subtenant acknowledges that the electricity for the Subleased Premises is metered and shall pay the Sublandlord for their pro rata building share on a monthly basis. See Exhibit E for a description of the services provided hereunder.

     Subtenant has agreed to pay $500.00 monthly rental for the furniture that currently exists in the offices. An inventory list of the furniture is attached to the sublease ( Exhibit F). After the term of the sublease, the furniture will be returned to Xerox in same condition received, less normal wear and tear.


4.  USE
    ---

                                       3.

     The Subleased Premises may be used and occupied for research and development, training, receiving, storing, prototype manufacturing and ancillary office use including the use of computers and various other electronic equipment needed for Subtenant's business. Sublandlord covenants, to the best of Sublandlord's knowledge, that there are no zoning ordinances, provisions of the underlying Ground Lease, or any other prohibitions restricting or limiting the use of the Subleased Premises for the purpose herein specified.

     Subtenant shall not use or occupy the Subleased Premises in violation of the Ground Lease, the Master Lease or in violation of law, and shall, upon written notice from Sublandlord, discontinue any use of the Subleased Premises which is declared by any governmental authority having jurisdiction to be a violation of law. Subtenant shall comply with any direction of any governmental authority having jurisdiction, which shall by reason of the nature of Subtenant's use or occupancy of the Subleased Premises impose any duty upon Subtenant or Sublandlord with respect to the Subleased Premises, or with respect to the use and occupancy thereof. Subtenant shall comply with all conditions of approval for development permits issued for the Complex, including implementation of a Transportation Demand Management ("TDM") program if required by City ordinance.

     Subtenant may, if Subtenant so elects, and for Subtenant's sole use, install and operate within the Subleased Premises microwave ovens and install and operate within the Subleased Premises vending machines to dispense hot and cold beverages, ice cream, candy, and food; such machines shall be maintained in a neat and sanitary condition and shall comply with all applicable laws and ordinances.

     Notwithstanding anything to the contrary in this Sublease, Subtenant shall not be responsible for compliance with any laws, codes, ordinances or other governmental directives where such compliance would is not related specifically to Tenant's use and occupancy or the Subleased Premises or triggered by Subtenant's alterations or improvements to the Subleased Premises.

5.   INCORPORATED
     ------------

     (a) Only the Paragraphs contained in the Master Lease which are delineated in Paragraph 5 (c) hereof are hereby incorporated by reference herein with the same effect as if fully set forth; provided that the term "Tenant" as defined therein shall for the purpose of this Sublease be deemed to be "Subtenant" as defined herein. The term "Demised Premises" shall be deemed to mean the "Subleased Premises" and the term "Lease" as defined therein shall be deemed to mean this Sublease. The term "Commencement Date" shall mean the Commencement Date as defined herein.

                                       4.

     (b) Sublandlord shall use reasonable efforts to cause Landlord to perform as expeditiously as possible all the Landlord's obligations under the Master Lease, provided that nothing contained in this Sublease shall be construed as requiring Sublandlord to perform any obligation or discharge any duty which the Landlord may be required to perform or discharge under the Master Lease.

     (c) Except where in conflict with the other terms, conditions and provisions of this Sublease which shall in such event govern and prevail, the following Paragraphs of the Master Lease, to the extent provided below, are hereby included and incorporated into this Sublease pursuant to Paragraph 5 (a) above:

Entire Section 6:       Except in the first two sentences of the second
                        paragraph the Sublandlord shall provide the maintenance and repair services described in these two sentences at the sole cost and expense of the Subtenant.

                        Subtenant's shall not be liable for any maintenance and repair obligations of a capital nature except, and to the extent, required due to Subtenant's negligence or willful misconduct.

Entire Section 7:       Except that the term Landlord shall refer to Sublandlord
                        and all Alterations made by Subtenant shall be subject to Sublandlord's approval.

                        Except in the Seventh line of the first paragraph the phrase "fifteen (15)" are deleted and replaced with the phrase "twenty (20)."

Entire Section 9:       Except in 9(a): The second sentence shall be changed to
                        reflect: Subtenant shall obtain service and pay for the cost of such utilities for the Subleased Premises.

                        Except the last sentence of 9(b) shall be deleted.

                        9(c) is not deleted as stated in the Second Amendment dated 10/21/91 and will remain in full force and effect.

Entire Section 10:

Entire Section 12:

Entire Section 15:


                                       5.

Entire Section 16:      Except the last sentence of paragraph (a)
                        Except paragraph (c).

Entire Section 19:

Entire Section 20:      Except the term "Landlord" shall refer to Sublandlord.

Entire Section 21:      Except the term "Landlord" shall refer to Sublandlord.

Entire Section 22:      Except the term "Landlord" shall refer to Sublandlord.

Entire Section 31:      Except the term "Landlord" shall refer to both
                        Sublandord and Landlord.

Entire Section 34:      Except subsections (a)(i) and (ii) and subsection (b).

Entire Section 36:

Entire Section 37:

Entire Section 38:

Entire Section 39:

Entire Section 40:

Entire Section 41:

Entire Section 42:      Except this section shall apply to both Landlord and
                        Sublandlord.

Entire Section 43:

Entire Section 47:      Except the term "Landlord" shall refer to Sublandlord
                        Section 47(b) is deleted (Refer to Paragraph 11 of this Sublease).

Entire Rider dated      Subject to Paragraph 3 above and except in paragraph (f)
March 1, 1990           the Sublandlord shall deliver to Subtenant the statement
                        setting forth the amounts of estimated Common Area
                        Maintenance for the then current year to the notice address herein.

     Any provisions of the Master Lease not expressly incorporated herein shall not be incorporated and shall not be applicable to the Subtenant.

                                       6.

6.   DAMAGE

(a) If at any time prior to expiration of this Sublease, the Subleased Premises are wholly or partially damaged, destroyed or rendered inaccessible by a risk fully covered (excluding deductibles) by insurance maintained by Landlord or for Landlord's benefit, and the Subtenant is unable, in its sole but reasonable discretion, to carry on its normal operations in all or a substantial portion of the Subleased Premises, then, Subtenant shall give Sublandlord notice which Sublandlord shall transmit to Landlord. Within the later of twenty (20) days after Subtenant's notice or forty-five (45) days after the damage or destruction, Sublandlord shall give Subtenant notice of Landlord's reasonable determination that the Subleased Premises can or cannot be fully restored and ready for occupancy within one (1) year from the date of damage or destruction, without payment of overtime or other premiums.

(1) If Landlord determines that the Subleased Premises can be so restored within one (1) year, (i) this sublease shall remain in full force, (ii) rent shall be abated proportionally for such portion of the Subleased Premises as is inaccessible or unusable, to the extent rent is abated under the Lease, and
(iii) Landlord shall proceed diligently to repair the damage or destruction, including all Tenant improvements, using materials of at least the quality used in the original construction of the Complex, Premises and Tenant Improvements with a minimum of interference in Subtenant's normal operations. If, in Sublandlord's sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Sublandlord may, but shall not be required to, undertake such obligations at Landlord's expense.

(2) If Landlord determines that the Subleased Premises cannot be so restored within one (1) year, then Subtenant may, at its option, request Sublandlord to exercise its rights to terminate the Lease with respect to the Subleased Premises, which Sublandlord agrees to do.

(b) If any time prior to expiration or termination of this Sublease, the Subleased Premises are wholly or partially damaged, destroyed or rendered inaccessible by a risk not fully covered (excluding deductibles) by insurance maintained by Landlord or for Landlord's benefit, and the Subtenant is unable, in its sole but reasonable discretion, to carry on its normal operations in all or a substantial portion of the Subleased Premises, then Subtenant shall give Sublandlord notice which Sublandlord shall transmit to Landlord. Promptly following receipt of notice from Landlord, Sublandlord shall give Subtenant notice informing Subtenant whether Landlord intends to repair such damage or destruction, and if so, whether such damage or destruction can be fully restored and ready for occupancy within one (1) year from the date of damage or destruction, without payment of overtime or other premiums.

                                       7.

(1) If Landlord elects to repair and such damage or destruction can be fully restored within one (1) year, (i) this Sublease shall remain in full force, (ii) rent shall be abated proportionally for such portion of the Subleased Premises as is inaccessible or unusable to the extent rent is abated under the Lease,
(iii) Landlord shall proceed diligently to repair the damage or destruction, including all Tenant improvements, using materials of at least the quality used in the original construction of the Complex, Demised Premises and Tenant Improvements with a minimum of interference in Subtenant's normal operations. If, in Subtenant's sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Sublandlord may, but shall not be required to, undertake such obligations at Landlord's expense.

(2) If Landlord does not elect to repair or determines that the Subleased Premises cannot be so restored within one (1) year, then Subtenant may, at its option, request Sublandlord to exercise its right to terminate the Lease with respect to the Subleased Premises, which Sublandlord agrees to do.

(c) If during the final twelve (12) months of the term of this Sublease (or any extension term) the Subleased Premises are wholly or partially damaged, destroyed or rendered inaccessible and the Subtenant is unable, in its sole reasonable discretion, to carry on its normal operations in all or a substantial portion of the Subleased Premises, Subtenant may, at its option, request Sublandlord to exercise its right to terminate the Lease with respect to the Subleased Premises.

7.   CONDEMNATION
     ------------

(a) If all or substantially all of the Subleased Premises shall be condemned for public use or voluntarily transferred to a public or quasi-public body in lieu of proceeding to a judgment of condemnation (hereinafter, "taken"), this Sublease shall terminate and rent shall be adjusted to the date of termination.

(b) If any portion of the Subleased Premises shall be taken and Subtenant is unable, in Subtenant's sole but reasonable discretion, to carry on its normal business operations, Subtenant may, at its option, request Sublandlord to exercise its rights to terminate the Lease with respect to the Subleased Premises,which Sublandlord agrees to do. Upon any partial taking, if Sublandlord does not terminate the Lease:

(1) Rent shall be reduced proportionally to reflect the reduced area of the Subleased Premises but only to the extent that rent is reduced under the Lease.

(2) All repairs necessary to restore the Subleased Premises or Buildings as nearly as possible to their original condition shall be commenced within thirty
(30) days after the taking or transfer; performed in a diligent and workmanlike

                                       8.

manner with material of at least the quality used in the original construction of the Building and Subleased Premises; and completed by Landlord at Landlord's sole expense with a minimum of interference in Subtenant's normal operations. If, in Sublandlord's sole but reasonable judgment, Landlord shall not have performed any of the above obligations in strict compliance therewith, then Sublandlord may, but shall not be required to, undertake such obligations at Landlord's expense.

(c) If all or any portion of the Subleased Premises, the Building or Complex shall be temporarily taken for a period of less than one (1) year, and Subtenant is unable, in Subtenant's sole but reasonable discretion, to carry on its normal business operations, rent shall be abated to the extent rent under the Lease is abated and Tenant shall receive from the award or settlement, any amount paid or awarded for Subtenant's reasonable costs of relocation.

(d) If all or any portion of the Subleased Premises shall be temporarily taken for a period of one (1) year or more, and Subtenant is unable, in Subtenant's sole but reasonable discretion, to carry on its normal business operations Subtenant may, at its option, request Sublandlord to exercise its rights to terminate the Lease with respect to the Subleased Premises, which Sublandlord agrees to do. Upon any temporary taking Subtenant shall receive from the award or settlement any amount paid or awarded for Subtenant's reasonable costs of relocation.

(e) Notwithstanding anything in this Sublease to the contrary, in the event of either a partial or total condemnation, Subtenant shall be entitled to any condemnation award, or payment made under threat of condemnation, for loss of goodwill, moving costs, the unamortized portion of any Subtenant improvements made at the expense of Subtenant, the loss of Subtenant's personal property and trade fixtures or any separate award, which Subtenant by Law is entitled (excluding Subtenant's interest in the Sublease hold estate, including by way of example, damages for the increased market rent paid by the Subtenant at a new location.

8.   NOTICES
     -------

     All notices shall be sent U. S. Registered Mail, Return Receipt Requested to the following addresses:

     TO  SUBLANDLORD:                                  TO SUBTENANT:

     Xerox Corporation                                 Noosh, Inc.
     Attn:  XSERV Lease Administration                 3401Hillview Ave
     800 Long Ridge Road                               Palo Alto CA 94304
     P. O. Box 1600                                    Attn:  Todd Ford
     Stamford, Connecticut 06904

                                       9.

WITH A COPY TO:

     Xerox Corporation
     Attention:  Manager, Acquitions/Dispositions
     800  Long Ridge Road
     P.O. Box 1600
     Stamford, Connecticut   06904

     Any notice shall be deemed to have been given on the date set forth on the Registry Receipt given to the sender at the time of mailing, except that for the purposes of Paragraphs 19 and 21, of the Master Lease, such notice shall be deemed to have been received on the earlier of (a) the date set forth on the Return Receipt, (b) the date of delivery as shown on the Post Office records, or
(c) the date delivery was refused as shown on the Post Office records.

9.   CONDITION OF SUBLEASED PREMISES
     -------------------------------

     Subtenant hereby agrees to accept possession of the Subleased Premises in an "as is" condition.

     Notwithstanding anything in this Sublease to the contrary, Sublandlord warrants that to the best of its knowledge, as of the commencement Date: (a) the Subleased Premises shall comply with all laws, codes, ordinances and other governmental requirements then applicable to the Subleased Premises and the building and/or complex in which the Subleased Premises are located, and (b) the Subleased Premises, including the improvements and equipment therein, shall be in good working order, condition, and repair, and (c) the Subleased Premises and the building, in which the Subleased Premises are locate, shall be free of contamination by and petroleum, asbestos, "PCB's," or radioactive materials or any other hazardous or toxic substances then regulated by any applicable local, state, or federal law. In the event of any breach of any of the foregoing warranties, Sublandlord shall promptly rectify the same at its sole cost and expense and shall indemnify, defend, and hold Subtenant harmless from and against any damages, liability, suits, losses, claims, actions, costs or expenses (including attorneys' and consultants' fees and costs) suffered by Subtenant in connection with any such breach.

10.  BROKERAGE
     ---------

     Sublandlord and Subtenant acknowledge that Cornish & Carey is the real estate broker which brought about this sublease transaction, and Sublandlord shall pay the brokerage commission to such broker pursuant to a separate agreement. Sublandlord hereby indemnifies Subtenant against the claims of any

                                      10.

other broker arising from Sublandlord's acts, and Subtenant hereby indemnifies Sublandlord against the claims of any other broker arising from Subtenant's acts.

11.  INDEMNIFICATION
     ---------------

     Sublandlord shall in all cases remain responsible for the performance of Subtenant of all such agreements, covenants, conditions and provisions. Subtenant shall hold Sublandlord harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees, arising out of Subtenant's failure to comply or perform Subtenant's obligations under both the Master Lease and this Sublease.

     Sublandlord agrees to indemnify and hold Subtenant harmless from and against all claims and other liability (including amounts paid in settlement of claims, reasonable attorneys fees, investigation costs, and reasonable cleanup, removal and restoration required by a competent public agency) (collectively, "Claims") to the extent such liability is attributable to: (i) Sublandlord's breach of any provision of the Lease concerning Hazardous Materials; (ii) Sublandlord's violation of applicable laws and regulations concerning Hazardous Materials; or (iii) Sublandlord's use, storage or discharge of Hazardous Materials at the Premises it leases under the Lease during the term of the Sublease. Subtenant shall give Sublandlord prompt written notice, with full particulars, of all Claims; and Sublandlord shall have the right, but not the obligation, to control any and all legal or administrative proceedings concerning all Claims. Subtenant will cooperate in such proceedings, and take all measures that Sublandlord may reasonably require in connection with the defense of any Claims or the remediation of any environmental contamination. Sublandlord shall have no liability to pay or to reimburse Subtenant for any amounts incurred or expended for any purpose (other than emergency measures, to the extent indemnified hereunder) without Sublandlord's prior written approval, which shall not be unreasonably withheld or delayed.

     Sublandlord shall hold Subtenant harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys' fees arising out of Sublandlord's failure to comply or perform Sublandlord's obligations under the Master Lease or this Sublease.

     Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall have no obligation to "clean up," monitor, abate, or to comply with any law regarding, or to reimburse, release, indemnify, or defend Landlord with respect to any toxic or hazardous substances (including, without limitation, asbestos and "PCB's") which now or hereafter become regulated by and governmental authority or agency thereof (hereinafter "Hazardous Materials" and which Subtenant did not store, dispose of, or transport in, use, or cause to be on the Subleased Premises or Project in violation of any Hazardous Materials laws.

                                      11.

12.  SUBORDINATION OF SUBLEASE
     -------------------------

     This Sublease is subject and subordinate to the Master Lease, and Subtenant shall have no greater rights in and to the Subleased Premises than Sublandlord has as tenant under the Master Lease.

13.  HOLDOVER
     --------

     If Subtenant remains in possession of the Demised Premises after expiration of this Sublease, Tenant's occupancy shall be a month-to-month subtenancy at 125% of the rental rate applicable to the last month of the unexpired term and under all the other terms, conditions and provisions hereof except those pertaining to the term of the Sublease. Subtenant further agrees to indemnify, defend and hold Sublandlord harmless from and against all claims, demands, causes of action, losses and other liability of every kind and description (including, without limitation, reasonable attorneys' fees) that arise from or relate in any way to Subtenant's possession of the Demised Premises after expiration of this Sublease.

14.  TERMINATION OF MASTER LEASE
     ---------------------------

     In the event that the Master Lease shall terminate by operation of law or otherwise, or Master Landlord or Sublandlord as tenant under the Master Lease cancels or terminates the Master Lease, as expressly provided therein, or in the event that the Master Landlord shall terminate the Master Lease for any reason, this Sublease shall thereupon automatically be canceled and terminated, and both parties hereto shall thereupon be relieved of all further liability hereunder.

     Sublandlord represents to Subtenant that the Master Lease is in full force and effect, and that no default or event that, with the passing of time or the giving of notice or both, would constitute a default, exists on the part of Sublandlord, or, to Sublandlord's knowledge, the Landlord. Sublandlord agrees to maintain the Master Lease in full force and effect, except to the extent that any failure to maintain the Master Lease is due to the failure of Subtenant to comply with any of its obligations under this Sublease.


15.  ENTIRE AGREEMENT
     ----------------

     This Sublease represents the entire agreement between the parties, and supersedes all prior agreements both written and oral between the parties, and may be amended only by a written agreement executed by the parties. The terms , covenants and conditions of this Sublease shall be binding upon and shall inure to the benefit of Sublandlord and Subtenant and their respective successors and permitted assigns.

                                      12.

16.  CONSENT
     -------

     This Sublease is subject to the written consent from the Landlord, and from Stanford Management Company. In the event that Sublessee desires to take any action that will require the consent of Landlord, Sublessor shall use reasonable and diligent efforts to obtain such consent, provided that Sublessor shall not be liable in any way for the failure of Landlord to so consent. Sublandlord shall use its best efforts to obtain the consent of the Landlord upon the mutual execution hereof.

17.  SIGNAGE
     -------

     Subject to the written approval of Landlord and Sublandlord, which approval shall not be unreasonably withheld or delayed, Subtenant may affix signage to the front entrance doors of the building they occupy. Any such signage shall be subject to Landlord's general sign program for the Complex as approved by the City of Palo Alto and any approval required of Stanford under the Ground Lease.



18.  SECURITY DEPOSIT / LETTER OF CREDIT
     -----------------------------------

     (a) On or before execution of this Sublease, Subtenant shall deliver to Sublandlord a security deposit in the amount of Eighty Thousand Four Hundred Seventy Eight ($80,478.00) U.S. Dollars (the "First Security Deposit") to be used as security for the full and faithful performance of all of Subtenant's obligations under this Sublease. In addition to any and all rights and remedies Sublandlord may have at law and equity, Sublandlord may, but without obligation to do so, use all or any portion of the First Security Deposit to compensate Sublandlord for any and all losses, damages and expenses (including, without limitation, reasonable attorneys fees and any deficiency in the reletting of the Demised Premises) incurred before or after any re-entry by Landlord, and resulting from any failure of Subtenant to timely perform any of its obligations under the terms of this Sublease, including, without limitation, the obligation to pay rent.

     (b) In addition to the First Security Deposit, on or before Sublease execution, Subtenant shall deliver to Sublandlord, as a second security deposit (the "Second Security Deposit") for the full and faithful performance by Subtenant of all of its obligations under this Sublease, an irrevocable letter of credit, in the form attached hereto as Exhibit C running in favor of Sublandlord issued by a national bank acceptable to Sublandlord in the initial amount of Nine Hundred Sixty Five Thousand Seven Hundred and Thirty Six ($965,736.00) U.S. Dollars, which amount shall be subject to adjustment from time to time in accordance with the adjustment schedule which shall be set forth in said Letter

                                      13.

of Credit and which schedule shall state the specific dollar amount of each adjustment and the date said adjustment shall occur, all of which shall be in accordance with the terms of Subparagraph 18(f) below (the "Letter of Credit"). The Letter of Credit shall be (a) at sight and irrevocable and (b) maintained in effect, throughout the initial term of this Sublease, with prompt replacement, renewal or extension covering the period of any extension of said sublease term. The terms and conditions of the Letter of Credit (and the bank issuing the same which party is referred to herein as the "Bank") shall be acceptable to Sublandlord and shall provide, among other things, that (1) Sublandlord, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the Bank of Sublandlord's statement that such amount is due to Sublandlord under the terms and conditions of this Sublease. Subtenant further covenants and warrants that it will not assign or encumber the Letter of Credit or any part thereof. If an event of default under the Sublease occurs, Sublandlord may, but without obligation to do so, use the Second Security Deposit by presenting the Letter of Credit to the bank accompanied by Sublandlord's demand to draw down on said Letter of Credit, or any portion thereof, in an amount not to exceed the amount required to cure the default and/or to compensate Sublandlord for any and all losses, expenses and damages sustained by Sublandlord resulting from Subtenant's default (including but not limited to, reasonable legal and other related expenses, and any deficiency in reletting the Demised Premises), whether occurring before or after re-entry by Sublandlord.

     (c) In the event that Sublandlord shall use the Second Deposit as provided for in the immediately preceding sentence, Subtenant shall, immediately on demand, deposit with the Bank another Letter of Credit in an amount equal to the portion of the Second Security Deposit so applied or used so as to replenish the amount of the Second Security Deposit to the amount that it was immediately prior to Sublandlord's application of a portion of said security deposit to Subtenant's default.

     (d) In the event that Sublandlord applies or retains all or any portion of either or both of the First Security Deposit or the Second Security Deposit (together referred to as the "Security Deposits") as provided for herein, Subtenant shall not be deemed to have cured its default which gave rise to the application or retention of such funds unless Subtenant shall have deposited, immediately upon demand, with Sublandlord the amount so applied or retained so that the amount so applied or retained shall be fully replenished and Sublandlord shall have the full amount of the Security Deposits as set forth above restored and on deposit at all times during the term of this Sublease. To the extent that the Terms of Paragraph 5 of this Sublease incorporate herein by reference the terms of Paragraph 19 of the Master Lease (the default notice & cure provisions) the same shall not be applicable to the obligation of Subtenant to replenish the Security Deposits immediately upon demand.

                                      14.

     (e) Except as otherwise required by applicable California law, Subtenant shall not be entitled to, nor Sublandlord liable for, any interest on the first Security Deposit.

     (f) Beginning April 30, 2000 and continuing thereafter, so long as Subtenant is not in default under the terms of this sublease, then thirty (30) days after the end of each calendar quarter, the Bank shall reduce the amount of the Letter of Credit by an amount equal to the total amount of basic rent (excluding operating expenses, taxes, utilities and other charges) paid by Subtenant under the terms of Paragraph 3 of this sublease for the immediately preceding calendar quarter. Notwithstanding the forgoing, in no event shall the Bank reduce the amount of the Letter of Credit if the Bank has received written notice from Sublandlord stating that Subtenant is in default under the terms of this sublease. In the event that the Bank receives such a notice of default from Sublandlord then the Bank shall not take any further action to reduce the amount of the Letter of Credit unless and until such time as Sublandlord shall send the Bank written notice stating that the default has been cured by Subtenant or waived by Sublandlord.

19.  THIRD PARTY RIGHTS
-----------------------

     The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their permitted successors and assigns. Under no circumstance will any third party be construed to have any rights as a third party beneficiary with respect to any of the provisions contained within this Sublease.


20.  ADDITIONAL SPACE
     ----------------

     It is understood that the Sublessee is requesting more space in the building and that the Sublessor will use its best efforts to relocate the current downstairs occupants to a separate area of the campus to accommodate any request. The Sublessor will have thirty (30) days to determine if the Sublessee's request can be accommodated.


21.  EXHIBITS AND RIDERS
     -------------------

     Attached hereto and made a part hereof are the following:

     A. Master Lease
     B. Subleased Premises
     C. Letter Of Credit
     D. Ground Lease
     E. Services Provided


                                      15.

     F.  Furniture Inventory


     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date and year first above written.


WITNESS                              XEROX  CORPORATION



___________________                  By:_________________
                                     Manager, Real Estate Operations

                                     (Sublandlord)


WITNESS                              Noosh,Inc


___________________           By: /s/ Ofer Ben-Shachar
                                 _____________________

                                      Ofer Ben-Shachar
                              ________________________
                              (Subtenant)

                                      16.